UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carly E. Howard

On October 1, 2025, in connection with the Board of Directors (the “Board”) of CEA Industries Inc. (the “Company”) increasing the size of the Board from four to five members, the Board appointed Carly E. Howard as director of the Company’s Board effective immediately (the “Appointment”). Ms. Howard will serve as director of the Board, to serve until the Company’s next annual meeting of stockholders, or until her respective successor is otherwise duly elected and qualified.

Carly E. Howard, JD, LLM, 46 years old, is an attorney and consultant with 20 years of experience in investments and family office operations, fiduciary law, and banking. Ms. Howard has almost a decade of experience in the crypto industry, specializing in digital assets for high-net-worth individuals, family offices, and investment funds. Ms. Howard has deep expertise with both crypto-native projects and traditional finance companies, including working with family offices as an attorney, fiduciary officer, and consultant. Ms. Howard currently serves as a Consultant for Crypto-Focused Funds & Companies at CEH Advisory, a position she has held since June 2017, where she provides Chief Legal Officer and Chief Operating Officer consulting services. From September 2022 to March 2023, Ms. Howard served as Of Counsel at K&L Gates in their Asset Management & Investment Funds (Crypto & Digital Assets) group. Ms. Howard’s prior roles include serving as a Vice President of Legal Operations for Fathym from May 2019 to December 2020, a Senior Vice President and Senior Wealth Strategist of CIBC Private Wealth US from December 2015 to March 2017; a Senior Vice President of the Profession & Executive Advisory Group at BB&T from December 2010 to December 2015; and an Adjunct Professor teaching Fiduciary Administration at Charleston School of Law from May 2011 to April 2023. Since January 2018, Ms. Howard has volunteered as a contributor to Women in Blockchain, a decentralized global community governed only by common principles to be a catalyst for women defining the blockchain space. Since October 2018, she has volunteered as a speaker for Women in AI, a nonprofit working towards gender-inclusive AI that benefits global society. Ms. Howard holds a bachelor’s degree in communication from the College of Charleston as well as a Juris Doctor and Master of Laws in Estate Planning from the University of Miami School of Law.

The Board believes Ms. Howard’s work experience in financial services, crypto and digital assets, extensive experience in leadership roles and wealth of expertise in investment management, financial oversight, and law make her a valuable addition to the Board. The Board has also appointed Ms. Howard to serve as a member of each of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board. The Board has determined that Ms. Howard qualifies as an independent director with respect to service as a director and member of the Board’s Audit Committee.

There are no arrangements or understandings between Ms. Howard and any other persons pursuant to which she was selected as a director of the Company, and there are no compensatory arrangements in connection with her appointment to the Board. There is no family relationship between Ms. Howard and any director, executive officer or person nominated or chosen by the Company to become a director of the Company within the meaning of Item 401(d) of Regulation S-K. The Company intends to enter into customary indemnification agreements with Ms. Howard in connection with her appointed position. The Company has not engaged in any transaction in which Ms. Howard had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEA Industries Inc.

Dated: October 7, 2025	By:	/s/ David Namdar
	Name:	David Namdar
	Title:	Chief Executive Officer